AUTOMATIC AND FACULTATIVE
REINSURANCE AGREEMENT

YEARLY RENEWABLE TERM

EFFECTIVE May 1, 1999

Between

FORTIS BENEFITS INSURANCE COMPANY
(FORTIS BENEFITS)

500 Bielenberg Drive
Woodbury, Minnesota 55125

And

SECURITY LIFE OF DENVER INSURANCE COMPANY
(SECURITY)

Security Life Center
1290 Broadway
Denver, Colorado 80203-5699

AUTOMATIC AND FACULTATIVE
REINSURANCE AGREEMENT
YEARLY RENEWABLE TERM

This Agreement is between

FORTIS BENEFITS INURANCE COMPANY (FORTIS BENEFITS), 500 Bielenberg Drive Woodbury, Minnesota 55125.

And

SECURITY LIFE OF DENVER INSURANCE COMPANY (SECURITY), Security Life Center, 1290 Broadway, Denver, Colorado 80203-5699.

SECURITY agrees to reinsure certain portions of the FORTIS BENEFITS contract risks as described in the terms and conditions of this Agreement.

This reinsurance Agreement constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

Any change or modification to this Agreement is null and void unless made by amendment to this Agreement and signed by both parties.

In witness of the above, FORTIS BENEFITS and the SECURITY have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of May 1, 1999.

FORTIS BENEFITS		SECURITY LIFE OF DENVER
INSURANCE COMPANY		INSURANCE COMPANY

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Title:	[ILLEGIBLE]	Title:	Director, Pricing
Date:	[ILLEGIBLE]	Date:	July 21, 1999

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Title:	[ILLEGIBLE]	Title:	V.P. & Business Operations
Date:	8-31-99	Date:	7/25/99

2

AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT

Table of Contents

1.	PARTIES TO AGREEMENT		1

2.	REINSURANCE BASIS		1

3.	AUTOMATIC REINSURANCE TERMS		1
	a.	CONVENTIONAL UNDERWRITING	1
	b.	RETENTION	1
	c.	AUTOMATIC ACCEPTANCE LIMITS	2
	d.	AUTOMATIC IN FORCE AND APPLIED FOR LIMIT	2
	e.	RESIDENCE	2
	f.	MINIMUM CESSION	2
	g.	FACULTATIVE QUOTES	2

4.	AUTOMATIC REINSURANCE NOTICE PROCEDURE		2

5.	FACULTATIVE REINSURANCE		2

6.	COMMENCEMENT OF REINSURANCE COVERAGE		3
	a.	AUTOMATIC REINSURANCE	3
	b.	FACULTATIVE REINSURANCE	3
	c.	PRE-ISSUE COVERAGE	3

7.	REINSURANCE RISK AMOUNT AND REINSURANCE PREMIUM RATES		4
	a.	REINSURANCE RISK AMOUNT	4
	b.	REINSURANCE PREMIUMS	4
	c.	RIDERS	4
	d.	PRELIMINARY TERM INSURANCE	4
	e.	TABLE RATED SUBSTANDARD PREMIUMS	4
	f.	FLAT EXTRA PREMIUMS	4
	g.	RATES NOT GUARANTEED	4

8.	CASH VALUES OR LOANS		5

9.	PAYMENT OF REINSURANCE PREMIUMS		5
	a.	PREMIUM DUE	5
	b.	FAILURE TO PAY PREMIUMS	5
	c.	OVERPAYMENT OF REINSURANCE PREMIUM	5
	d.	UNDERPAYMENT OF REINSURANCE PREMIUM	5
	e.	RETURN OF REINSURANCE PREMIUM	6
	f.	UNEARNED PREMIUMS	6

10.	PREMIUM TAX REIMBURSEMENT		6

i

11.	DAC TAX AGREEMENT		6

12.	REPORTS		7

13.	RESERVES FOR REINSURANCE		7

14.	CLAIMS		7
	a.	NOTICE OF CLAIM	7
	b.	PROOF OF CLAIM	7
	c.	AMOUNT AND PAYMENT OF BENEFITS	7
	d.	CONTESTED CLAIMS	8
	e.	CLAIM EXPENSES	8
	f.	EXTRACONTRACTUAL DAMAGES	8

15.	POLICY CHANGES		9
	a.	NOTICE	9
	b.	INCREASES	9
	c.	REDUCTION OR TERMINATION	9
	d.	OTHER POLICY CHANGES, REPLACEMENTS, EXCHANGES, ETC.	9

16.	REINSTATEMENTS		10
	a.	REINSTATEMENT WITHOUT EVIDENCE	10
	b.	REINSTATEMENT WITH EVIDENCE	10
	c.	PREMIUM ADJUSTMENT	10
	d.	NONFORFEITURE REINSURANCE TERMINATION	10

17.	INCREASE IN RETENTION		10
	a.	NEW BUSINESS	10
	b.	RECAPTURE	10

18.	ERRORS AND OMISSIONS		11

19.	INSOLVENCY		11

20.	ARBITRATION		12
	a.	GENERAL	12
	b.	NOTICE	12
	c.	PROCEDURE	12
	d.	COSTS	13

21.	GOOD FAITH; FINANCIAL SOLVENCY		13

22.	TERM OF THIS AGREEMENT		13

23.	MEDICAL INFORMATION BUREAU		14

24.	SEVERABILITY		14

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Listing of Schedules:

SCHEDULE A

1.                                      Plans Reinsured

2.                                      Net Amount at Risk

3.                                      Automatic Reinsurance Share

4.                                      Automatic Retention Limits

5.                                      Automatic Acceptance Limits

6.                                      Automatic In Force and Applied for Limits

7.                                      Premium Due

8.                                      Recapture Period

SCHEDULE B — AUTOMATIC REINSURANCE PREMIUMS

1.                                      Life Insurance

2.                                      Age Basis

SCHEDULE C — REPORTING INFORMATION

Information on Risks Reinsured

Policy Exhibit Summary

Reserve Credit Summary

Accounting Summary

SCHEDULE D — FACULTATIVE FORMS

Application for Reinsurance

Notification of Reinsurance

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AUTOMATIC AND FACULTATIVE AGREEMENT

1.                                      PARTIES TO AGREEMENT.

This Agreement is solely between the REINSURER and FORTIS BENEFITS. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right nor legal relationship between the REINSURER and any other person, for example, any insured, policy owner, agent, beneficiary, or other reinsurer. FORTIS BENEFITS agrees that it will not make the REINSURER a party to any litigation between any such third party and FORTIS BENEFITS. REINSURER and FORTIS BENEFITS agree that neither shall use the other’s name in any of its sales or marketing transactions.

2.                                      REINSURANCE BASIS.

This Agreement, including the attached Schedules, states the terms and conditions of automatic and facultative reinsurance that is on a Yearly Renewable Term basis. This Agreement is applicable only to reinsurance of policies directly written by FORTIS BENEFITS. Any policies acquired through merger of another company, reinsurance, or purchase of another company’s policies are not included under the terms of this Agreement.

3.                                      AUTOMATIC REINSURANCE TERMS.

SECURITY agrees to automatically accept contractual risks on the life insurance plans, riders and supplemental benefits shown in Schedule A, subject to the following requirements:

a.                                      CONVENTIONAL UNDERWRITING.

Automatic reinsurance applies only to insurance applications underwritten by FORTIS BENEFITS with conventional underwriting and issue practices that are consistently applied. Conventional underwriting and issue practices are those customarily used and generally accepted by life insurance companies. Some examples of non-customary underwriting practices that are not accepted for automatic reinsurance under this Agreement are guaranteed issue, any form of simplified underwriting, short-form applications, any form of non-customary non-medical underwriting limits, or internal or external policy exchanges that do not require conventional underwriting. An example of an unacceptable issue practice is the issuance of a policy that has contestability or suicide clauses with time limitations that are shorter than the maximum allowed by state law.

b.                                      RETENTION.

FORTIS BENEFITS will retain, and not otherwise reinsure, an amount of insurance on each life equal to its retention as shown in Schedule A. If FORTIS BENEFITS scheduled retention is zero, automatic reinsurance is not available.

c.                                       AUTOMATIC ACCEPTANCE LIMITS.

On any one life, the sum of all amounts inforce and applied for under all agreements with all reinsurers shall not exceed the Automatic Acceptance Limits shown in Schedule A.

d.                                      AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.

On any one life, the total amount of life insurance in force and applied for with all companies, of which FORTIS BENEFITS is aware, cannot exceed the Automatic In Force and Applied For Limit shown in Schedule A.

e.                                       RESIDENCE.

Each insured must be a resident of the United States or Canada, at the time of issue.

f.                                        MINIMUM CESSION.

g.                                       FACULTATIVE QUOTES.

The risk must not have been submitted on a facultative basis to the SECURITY or any other reinsurer.

4.                                      AUTOMATIC REINSURANCE NOTICE PROCEDURE.

After the policy has been paid for and delivered, FORTIS BENEFITS will submit all relevant individual policy information, as defined in Schedule C, in its next statement to SECURITY.

5.                                      FACULTATIVE REINSURANCE.

FORTIS BENEFITS may apply for facultative reinsurance with SECURITY on a risk if the automatic reinsurance terms are not met, or if the terms are met and it prefers to apply for facultative reinsurance. If FORTIS BENEFITS wishes to obtain a facultative quote from other reinsurers on a case eligible for automatic reinsurance, the case must also be submitted to SECURITY for a facultative offer. The following items must be submitted to obtain a facultative quote:

a.                                      A form substantially similar to SECURITY’s “Application for Reinsurance” form shown in Schedule D.

b.                                      Copies of the original insurance application, medical examiner’s reports, financial information, and all other papers and information obtained by FORTIS BENEFITS regarding the insurability of the risk.

After receipt of FORTIS BENEFITS application, SECURITY will promptly examine the materials and notify FORTIS BENEFITS either of the terms and conditions of SECURITY’s offer for facultative reinsurance or that no offer will be made. SECURITY’s offer expires 120 days after the offer is made, unless the written offer specifically states otherwise. If FORTIS BENEFITS accepts SECURITY’s offer, then FORTIS BENEFITS will note its acceptance in its underwriting file and submit all relevant individual policy information, as defined in Schedule C, in its next statement to the REINSURER.

6.                                      COMMENCEMENT OF REINSURANCE COVERAGE.

Commencement of SECURITY’s reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

a.                                      AUTOMATIC REINSURANCE.

SECURITY’s reinsurance coverage for any policy that is ceded automatically under this Agreement shall begin and end simultaneously with FORTIS BENEFITS contractual liability for the policy reinsured, except as provided below in Section 6(c).

b.                                      FACULTATIVE REINSURANCE.

The SECURITY’s reinsurance coverage for any policy that is ceded facultatively under this Agreement shall begin when;

i.                                          FORTIS BENEFTIS accepts SECURITY’s offer; and

ii.                                       The policy has been issued.

c.                                       PRE-ISSUE COVERAGE.

SECURITY will not be liable for benefits paid under FORTIS BENEFITS conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage under Section 3 of this Agreement are met. SECURITY’s liability under FORTIS BENEFITS conditional receipt or temporary insurance agreement is equal to the SECURITY’s Automatic Reinsurance Share of the lesser of i. or ii. below:

i.                                          The Automatic Acceptance Limits shown in Schedule A.

ii.                                       The amount for which FORTIS BENEFITS is liable.

The pre-issue liability applies only once on any given life regardless of how many receipts were issued or initial premiums were accepted by FORTIS BENEFITS. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

7.                                      REINSURANCE RISK AMOUNT AND REINSURANCE PREMIUM RATES.

a.                                      REINSURANCE RISK AMOUNT.

The Reinsurance Risk Amount will be SECURITY’s Automatic Reinsurance Share of the Net Amount at Risk. SECURITY’s share of the Net Amount at Risk is shown in Schedule A.

Reinsurance Risk Amount will be calculated on the policy or rider anniversary, unless there is an increase or decrease in the Face Amount during a policy year. If the Face Amount increases or decreases during the policy year, the Reinsurance Risk Amount will be recalculated at the time of the increase or decrease.

In calculating Reinsurance Risk Amount, the Policy Value used in the calculation shall be the Policy Value at the policy’s most recent monthly deduction.

b.                                      REINSURANCE PREMIUMS.

Reinsurance premiums will be based on the Reinsurance Risk Amount. The reinsurance premiums per $1000 of Reinsurance Risk Amount are shown in Schedule B.

c.                                       RIDERS.

Riders reinsured under this Agreement are shown in Schedule A.

d.                                      PRELIMINARY TERM INSURANCE.

Premiums for reinsurance of preliminary term insurance are at the second year rate for the insured’s issue age, as shown in Schedule B, for the fraction of a year covered.

e.                                       TABLE RATED SUBSTANDARD PREMIUMS.

If FORTIS BENEFITS policy is issued with a table rated substandard premium, the reinsurance premiums shown in Schedule B will apply.

f.                                        FLAT EXTRA PREMIUMS.

If FORTIS BENEFITS policy is issued with a flat extra premium, the reinsurance premiums shown in Schedule B will apply.

g.                                       RATES NOT GUARANTEED.

The reinsurance premium rates are not guaranteed. SECURITY reserves the right to change the rates at any time. If SECURITY changes the rates, it will give FORTIS BENEFITS 90 days’ prior written notice of the change. Any change applies only to reinsurance premiums due after the expiration of the notice period. The maximum reinsurance premiums are equal to the statutory valuation premiums for yearly renewable term insurance at the maximum interest rates and minimum mortality rates for each year of issue.

8.                                      CASH VALUES OR LOANS.

This Agreement does not provide reinsurance for cash surrender values. In addition, SECURITY will not participate in policy loans or other forms of indebtedness on reinsured business.

9.                                      PAYMENT OF REINSURANCE PREMIUMS

a.                                      PREMIUM DUE.

The reinsurance premiums for each reinsurance cession are due, as shown in Schedule A and payable to SECURITY within 30 days after the end of the month in which they become due. The reinsurance premiums are determined according to Schedule B. On any payment date, monies payable between SECURITY and FORTIS BENEFITS may be netted to determine the payment due.

b.                                      FAILURE TO PAY PREMIUMS.

If the reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 18, the premiums will be considered in default and SECURITY may terminate the reinsurance upon 30 days’ prior written notice. SECURITY will have no further liability as of the termination date.

FORTIS BENEFITS will be liable for the prorated reinsurance premiums to the termination date. FORTIS BENEFITS agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

c.                                       OVERPAYMENT OF REINSURANCE PREMIUM.

If FORTIS BENEFITS overpays a reinsurance premium and SECURITY accepts the overpayment, SECURITY’s acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, SECURITY will be liable to FORTIS BENEFITS for a credit in the amount of the overpayment, without interest.

d.                                      UNDERPAYMENT OF REINSURANCE PREMIUM.

If FORTIS BENEFITS fails to make a full premium payment for a policy or policies reinsured hereunder, due to an error or omission as defined below in Section 18, the amount of reinsurance coverage provided by SECURITY shall not be reduced. However, once the underpayment is discovered, FORTIS BENEFITS will be required to pay to SECURITY the difference between the full premium amount and the amount actually paid, without interest. If payment of the full premium is not made within 60 days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Paragraph 9.b., above.

e.                                       RETURN OF REINSURANCE PREMIUM.

If FORTIS BENEFITS returns the policy premiums to the policy owner rather than pay the policy benefits, SECURITY will refund all of the reinsurance premiums it received on that policy to FORTIS BENEFITS, without interest.

This refund given by SECURITY will be in lieu of all other reinsurance benefits payable on that policy under this Agreement. If there is an adjustment to the policy benefits due to a misrepresentation or misstatement of age or sex, a corresponding adjustment will be made to the reinsurance benefits.

f.                                         UNEARNED PREMIUMS.

Unearned premiums will be returned on deaths, surrenders and other terminations. This refund will be on a prorated basis without interest from the date of termination of the policy to the date to which a reinsurance premium has been paid.

10.                               PREMIUM TAX REIMBURSEMENT.

Premium taxes will not be reimbursed.

11.                               DAC TAX AGREEMENT.

FORTIS BENEFITS and SECURITY herein collectively called the “Parties”, or singularly the “Party”, hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

a.                                       For each taxable year under this Agreement, the party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of Section 848 (c) (1);

b.                                      FORTIS BENEFITS and SECURITY agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

c.                                       FORTIS BENEFITS will submit to SECURITY by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of FORTIS BENEFITS stating that FORTIS BENEFITS will report such net consideration in its tax return for the preceding calendar year;

d.                                      SECURITY may contest such calculation by providing an alternative calculation to FORTIS BENEFITS in writing within 30 days of SECURITY’s receipt of FORTIS BENEFITS’s calculation. If SECURITY does not so notify FORTIS BENEFITS, SECURITY will report the net consideration as determined by FORTIS BENEFITS in SECURITY’s tax return for the previous calendar year;

e.                                       If SECURITY contests FORTIS BENEFITS calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date SECURITY submits its alternative calculation. If FORTIS BENEFITS and SECURITY reach agreement on the net amount of consideration, each party will report such amount in their respective tax returns for the previous calendar year.

Both Parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

12.                               REPORTS.

The reporting period is monthly. The administrating party is FORTIS BENEFITS. For each reporting period, FORTIS BENEFITS will submit a statement to SECURITY with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with SECURITY, premiums owed, policy exhibit activity, and an accounting summary. Within fifteen days after the end of each calendar quarter, FORTIS BENEFITS will submit a reserve credit summary similar to that shown in Schedule C.

13.                               RESERVES FOR REINSURANCE.

Reserves for this YRT Agreement shall be based on 1/2cx using the minimum valuation mortality table and maximum valuation interest rate. The statutory reserve basis for the reinsurance will be shown on the reserve credit summary provided each quarter.

14.                               CLAIMS.

a.                                       NOTICE OF CLAIM.

For all claims, FORTIS BENEFITS will promptly send a Notice of Claim to SECURITY. The Notice of Claim will include: the insured’s name, date of birth, Face Amount, the Reinsurance Risk Amount, policy number and policy issue date.

b.                                      PROOF OF CLAIM.

FORTIS BENEFITS will send to SECURITY a Proof of Claim which will include: an itemized statement of the benefits paid by FORTIS BENEFITS, copy of proof of payment by FORTIS BENEFITS, and insured’s death certificate.

c.                                       AMOUNT AND PAYMENT OF BENEFITS.

The reinsurance benefit will be limited to SECURITY’s Automatic Reinsurance Share of FORTIS BENEFITS contractual liability for the claim. For purposes of this Paragraph 14, contractual liability shall mean the benefits payable by FORTIS BENEFITS pursuant to the terms and conditions of the reinsured policy. FORTIS BENEFITS contractual liability for claims is binding on SECURITY.

The total reinsurance benefit recovered by FORTIS BENEFITS from all reinsurers on a policy must not exceed FORTIS BENEFITS total contractual liability on the policy, less FORTIS BENEFITS retention used on the policy. If the total amount of reinsurance exceeds FORTIS BENEFITS contractual liability, the excess will be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared with each reinsurer and shall be reduced proportionately.

SECURITY shall pay to FORTIS BENEFITS its Automatic Reinsurance Share after SECURITY receives the information required in paragraphs 14(a.), and 14(b.). SECURITY also agrees to pay to FORTIS BENEFITS its share of any interest paid out to the claimant by FORTIS BENEFITS.

d.                                      CONTESTED CLAIMS.

FORTIS BENEFITS will notify SECURITY of its intention to contest, compromise, or litigate a claim involving a reinsured policy. After receiving notice, SECURITY may elect to release all of its liability by paying FORTIS BENEFITS its full share of reinsurance and not sharing in any subsequent reduction in liability. If SECURITY does not elect to release its liability, SECURITY will share in any subsequent reduction in FORTIS BENEFITS liability. SECURITY will share in such reduction in the proportion that the SECURITY’s net liability bears to the sum of the net liability before reduction of FORTIS BENEFITS and all reinsurers on the insured’s date of death.

e.                                       CLAIM EXPENSES.

SECURITY will pay its share of reasonable investigation expenses and FORTIS BENEFITS legal expenses connected with the litigation or settlement of contractual liability claims unless SECURITY has released its liability pursuant to Paragraph 14(c.), above. If SECURITY has released its liability, SECURITY will not participate in any expenses after the date of release.

Claim expenses do not include routine claim and administration expenses, including FORTIS BENEFITS home office expenses and any legal expenses other than defense legal expenses incurred by FORTIS BENEFITS. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that FORTIS BENEFITS admits are payable are not a claim expense under this Agreement.

f.                                         EXTRACONTRACTUAL DAMAGES.

Except as explicitly provided in this Paragraph 14(f.), REINSURER will not participate in and shall not be liable to reimburse FORTIS BENEFITS or others for any amounts in excess of the REINSURER’s share of the Reinsurance Risk Amount, including extra-contractual damages or liabilities and related expenses and fees. Extra-contractual damages are any damages awarded against FORTIS BENEFITS, including, for example, those resulting from negligence, reckless or intentional conduct, fraud, oppression, or bad faith committed by FORTIS BENEFITS in connection with the mortality risk insurance reinsured under this Agreement.

For purposes of this agreement, the term “extra-contractual damages” shall include, by way of example and not by limitation:

i.                                          actual and consequential damages;

ii.                                       damages for emotional distress or oppression;

iii.                                    punitive, exemplary or compensatory damages;

iv.                                   statutory damages, fines, or penalties;

v.                                      amounts in excess of the risk reinsured hereunder that FORTIS BENEFITS pays to settle a dispute or claim;

vi.                                   third-party attorney fees, costs and expenses.

15.                               POLICY CHANGES.

a.                                       NOTICE.

If a reinsured policy is changed, a corresponding change will be made in the reinsurance for that policy. FORTIS BENEFITS will notify SECURITY of the change in FORTIS BENEFITS next accounting statement.

b.                                      INCREASES.

If life insurance on a reinsured policy is increased and the increase is subject to new underwriting evidence, then the increase of life insurance on the reinsured policy will be handled the same as the issuance of a new policy. If the increase is not subject to new underwriting evidence, then the increase will be automatically accepted by SECURITY, but it is not to exceed the Automatic Acceptance Limits shown in Schedule A. The reinsurance rates will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

c.                                       REDUCTION OR TERMINATION.

If life insurance on a reinsured policy is reduced, then the reinsurance will be reduced by the amount of the reduction on the date of such change. If more than one reinsurer participates in the reinsurance, the reinsurance with each reinsurer will be reduced proportionately. If life insurance on a reinsured policy is terminated, then the reinsurance will cease on the date of such termination.

d.                                      OTHER POLICY CHANGES, REPLACEMENTS, EXCHANGES, ETC.

Exchanges, replacements or other changes in the insurance reinsured with SECURITY, where not fully underwritten as a new issue, will continue to be ceded to SECURITY. The rates will be based on the original issue age and duration since issuance of the original policy. When these changes are fully underwritten, the policy will be handled the same as the issuance of a new policy.

16.                               REINSTATEMENTS.

a.                                       REINSTATEMENT WITHOUT EVIDENCE.

If FORTIS BENEFITS reinstates a policy without evidence, SECURITY’s reinsurance for that policy will be automatically reinstated.

b.                                      REINSTATEMENT WITH EVIDENCE.

If FORTIS BENEFITS has been requested to reinstate a policy with evidence that was originally ceded to SECURITY as facultative reinsurance, then FORTIS BENEFITS will resubmit the case to SECURITY for underwriting approval before the reinsurance can be reinstated. If the policy was originally ceded to SECURITY as automatic reinsurance, SECURITY’S reinsurance for that policy will be automatically reinstated.

c.                                       PREMIUM ADJUSTMENT.

The reinsurance premiums for the interval during which the policy was lapsed will be paid to SECURITY on the same basis as FORTIS BENEFITS charged its policy owner for the reinstatement. However, SECURITY is not responsible for claims, under Section 14 of this Agreement, that occur when the policy is lapsed.

d.                                      NONFORFEITURE REINSURANCE TERMINATION.

If FORTIS BENEFITS has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up then such reinsurance will terminate and either automatic or facultative reinstatement procedures will be followed.

17.                               INCREASE IN RETENTION.

a.                                       NEW BUSINESS.

FORTIS BENEFITS may, at its option and with 90 days’ written notice to SECURITY, increase its retention limits shown in Schedule A for policies issued after the effective date of the retention increase.

b.                                      RECAPTURE.

If FORTIS BENEFITS increases its retention limits, then it may, with 90 days’ written notice to SECURITY, reduce or recapture the reinsurance in force subject to the following requirements:

i.                                          A cession is not eligible for recapture until it has been reinsured for the minimum number of years shown in Schedule A. The effective date of the reduction in reinsurance will be the later of the first policy anniversary following the expiration of the 90-day notice period to recapture and the policy anniversary date when the required minimum of years is attained.

ii.                                       On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

iii.                                    If more than one policy per life is eligible for recapture, then the eligible policies may be recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies’ issue dates.

iv.                                   Recapture of reinsurance will not be allowed on any policy for which FORTIS BENEFITS did not keep its maximum retention at issue. FORTIS BENEFITS retention limits are stated in Section 3 of Schedule A.

v.                                      If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in SECURITY’s reinsurance on that policy will be in proportion to the total amount of reinsurance on the life with all reinsurers.

vi.                                   Recapture will not be made on a basis that may result in any anti-selection against SECURITY as it, in its discretion, may determine.

18.                               ERRORS AND OMISSIONS.

Any unintentional or accidental failure of FORTIS BENEFITS or SECURITY to comply with the terms of this Agreement which can be shown to be the result of an oversight, misunderstanding or clerical error, will not be deemed a breach of this Agreement. Upon discovery, the error will be corrected so that both parties are restored to the position they would have occupied had the oversight, misunderstanding or clerical error not occurred. Should it not be possible to restore both parties to such a position, FORTIS BENEFITS and SECURITY shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

This provision applies only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement. This provision does not apply to the administration of the insurance provided by FORTIS BENEFITS to its insured or any other errors or omissions committed by FORTIS BENEFITS with regard to the policy reinsured hereunder.

19.                               INSOLVENCY.

In the event that FORTIS BENEFITS is deemed insolvent, all reinsurance claims payable hereunder will be payable by SECURITY directly to FORTIS BENEFITS, its liquidator, receiver or statutory successor, without diminution because of the insolvency of FORTIS BENEFITS. It is understood, however, that in the event of such insolvency, the liquidator, receiver or statutory successor of FORTIS BENEFITS will give written notice to SECURITY of the pendency of a claim against SECURITY on a risk reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceeding.

Such notice will indicate the policy reinsured and whether the claim could involve a possible liability on the part of SECURITY. During the pendency of such claim, SECURITY may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses it may deem available to FORTIS BENEFITS, its liquidator, receiver or statutory successor.

It is further understood that the expense thus incurred by SECURITY will be chargeable, subject to court approval, against FORTIS BENEFITS as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to FORTIS BENEFITS solely as a result of the defense undertaken by SECURITY.

20.                               ARBITRATION.

a.                                       GENERAL.

All disputes and differences under this Agreement that cannot be amicably agreed upon by the parties will be decided by arbitration. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life insurance and reinsurance industries. The arbitrators will consider this Agreement an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of the law.

b.                                      NOTICE.

To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

c.                                       PROCEDURE.

Arbitration will be heard before a panel of three arbitrators. The arbitrators will be executive officers of life insurance or reinsurance companies; however, these companies will not be either party nor their affiliates. Each party will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the day of the mailing of the notification initiating the arbitration, then select the third arbitrator. Should either party fail to appoint an arbitrator or should the two initial arbitrators be unable to agree on the choice of a third arbitrator, each arbitrator will nominate three candidates, two of whom the other will decline, and the decision will be made by drawing lots on the final selection. Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote.

The arbitration hearing will be held on the date fixed by the arbitrators at a location agreed upon by the parties. The arbitrators will issue a written decision from which there will be no appeal. Either party may reduce this decision to a judgment before any court that has jurisdiction of the subject of the arbitration.

d.                                      COSTS.

Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

The arbitrators shall operate in a fair but cost efficient manner. For example, the arbitrators are not bound by technical rules of evidence and may limit the use of depositions and discovery.

21.                               GOOD FAITH; FINANCIAL SOLVENCY.

FORTIS BENEFITS agrees that all matters with respect to this Agreement require its utmost good faith. SECURITY or its representatives have the right at any reasonable time to inspect FORTIS BENEFITS records relating to this Agreement. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired. SECURITY has entered into this Agreement in reliance upon FORTIS BENEFITS representations and warranties. FORTIS BENEFITS affirms that it has disclosed and will continue to disclose to SECURITY all matters material to this Agreement and each reinsurance cession. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting management personnel, or a change in FORTIS BENEFITS ownership or control.

22.                               TERM OF THIS AGREEMENT.

FORTIS BENEFITS will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days’ written notice of termination by either party to the other. SECURITY will continue to accept reinsurance during this 90-day period. SECURITY’s acceptance will be subject to both the terms of this Agreement and FORTIS BENEFITS payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, or becomes insolvent or financially impaired.

23.                               MEDICAL INFORMATION BUREAU.

SECURITY is required to strictly adhere to the Medical Information Bureau Rules, and FORTIS BENEFITS agrees to abide by these Rules, as amended from time to time. FORTIS BENEFITS will not submit a preliminary notice, application for reinsurance, or reinsurance cession to SECURITY unless FORTIS BENEFITS has an authentic, signed preliminary or regular application for insurance in its home office and the current required Medical Information Bureau authorization.

25.                               SEVERABILITY.

In the event that any provision or term of this Agreement shall be held by any court, arbitrator, or administrative agency to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if any provision or term is held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate the Agreement to carry out the original intent of the parties.

SCHEDULE A

1.                                      PLANS REINSURED:

The policy plans, supplemental benefits and riders automatically and facultatively reinsured are:

Plans	Plan Codes
Wallstreet VUL
CSG-Memphis VUL	[Redacted]
Primary Insured Rider
Additional Insured Rider

2.                                      NET AMOUNT AT RISK:

[Redacted]

1

2.                                      AUTOMATIC REINSURANCE SHARE:  [Redacted]

3.                                      AUTOMATIC RETENTION LIMITS:

a.                                       Life Insurance:  [Redacted]

4.                                      AUTOMATIC ACCEPTANCE LIMITS:

On each life, the amount automatically reinsured under all agreements with all reinsurers must not exceed the following:

5.                                      AUTOMATIC IN FORCE AND APPLIED FOR LIMIT:

LIFE INSURANCE IN FORCE LIMIT:  [Redacted]

6.                                      PREMIUM DUE:

Reinsurance premiums are due monthly in advance. These premiums are due on the issue date and each subsequent monthly anniversary.

7.                                      RECAPTURE PERIOD:

The minimum number of years for a cession to be reinsured before it is eligible for recapture is years.

2

SCHEDULE B

AUTOMATIC REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM BASIS

1.             LIFE INSURANCE:

a.                                       For Wallstreet VUL, the standard annual reinsurance premiums per $1000 reinsured is calculated as follows:  [Redacted]

b.                                      For CSG-Memphis VUL, the standard annual reinsurance premiums per $1000 reinsured are the following percentages of the 1975-80 SOA rates attached to this Schedule B:  [Redacted]

1

c.                                       For Primary Insured Rider and Additional Insured Rider the standard annual reinsurance premiums per $1000 reinsured are the following percentages of the COI rates attached to this Schedule B:

i.                                          Primary Insured Rider:  [Redacted]

ii.                                       Additional Insured Rider:  [Redacted]

c.                                       Table rated substandard reinsurance premiums are the appropriate multiple of the standard reinsurance premiums

d.                                      Flat Extra reinsurance premiums are the following percentages of such premiums charged the insured:  [Redacted]

2.             AGE BASIS:

Age Last Birthday  [Redacted]

2

SCHEDULE C

REPORTING INFORMATION

INFORMATION ON RISKS REINSURED

1.	Type of Transaction
2.	Effective Date of Transaction
3.	Automatic/Facultative Indicator
4.	Policy Number
5.	Full Name of Insured
6.	Date of Birth
7.	Sex
8.	Smoker/Nonsmoker
9.	Policy Plan Code
10.	Insured’s State of Residence
11.	Issue Age
12.	Issue Date
13.	Duration from Original Policy Date
14.	Face Amount Issued
15.	Reinsured Amount (Initial Amount)
16.	Reinsured Amount (Current Amount at Risk)
17.	Change in Amount at Risk Since Last Report
18.	Death Benefit Option (For Universal Life Type Plans)
19.	ADB Amount (If Applicable)
20.	Substandard Rating
21.	Flat Extra Amount Per Thousand
22.	Duration of Flat Extra
23.	PW Rider (Yes or No)
24.	Previous Policies (Yes or No)
25.	Premiums

1

SAMPLE
POLICY EXHIBIT SUMMARY
(Life Reinsurance Only)

FORTIS BENEFITS:
REINSURER:
ACCOUNT NO:
PREPARED BY:	Phone:	( )
DATE PREPARED:

TYPE OF REINSURANCE:

Yearly Renewable Term
Coinsurance
Modified Coinsurance
Other

VALUATION DATE:

		NUMBER OF POLICIES	AMOUNT OF REINSURANCE

A.	In Force Beginning of Period / /
B.	New Paid Reinsurance Ceded
C.	Reinstatements
D.	Revivals
E.	Increases (Net)
F.	Conversion In
G.	Transfers In
H.	Total Increases (B - G)
I.	Deaths
J.	Maturities
K.	Cancellations	[Redacted]
L.	Expiries
M.	Surrenders
N.	Lapses
0.	Recaptures
P.	Other Decreases (Net)
Q.	Reductions
R.	Conversions Out
S.	Transfers Out
T.	Total Decreases (I - S)
U.	Current In Force / / (A + H - T)

2

SAMPLE

RESERVE CREDIT SUMMARY

FORTIS BENEFITS:
REINSURER:
ACCOUNT NO:
PREPARED BY:	Phone:	( )
DATE PREPARED:

TYPE OF REINSURANCE:

Yearly Renewable Term
Coinsurance
Modified Coinsurance
Other

VALUATION DATE:

TYPE OF RESERVES:

Statutory
GAAP
Tax

	MORTALITY	VALUATION BASIS INTEREST	VALUATION	ISSUE YEAR RANGE	IN FORCE COUNT	IN FORCE AMOUNT	RESERV CREDIT

A. Life Insurance
B. Accidental Death Benefit
C. Disability Active Lives	[Redacted]
D. Disability Disabled Lives
E. Other Please Explain
GRAND TOTAL:

3

SAMPLE

ACCOUNTING SUMMARY

FORTIS BENEFITS:
REINSURER:
ACCOUNT NO:
PREPARED BY:	Phone:	( )
DATE PREPARED:

TYPE OF REINSURANCE:

Yearly Renewable Term
Coinsurance
Modified Coinsurance
Other

VALUATION DATE:

	LIFE	WP	AD	TOTAL
Premiums
First Year
Renewal

Allowances
First Year
Renewal

Adjustments	[Redacted]
First Year
Renewal

Net Due REINSURER
First Year
Renewal

TOTAL DUE

(The above information should be a summary of the detail information provided to SECURITY.)

4

SCHEDULE D
FACULTATIVE FORMS

Application for Reinsurance

[Redacted]
Notification of Reinsurance

[Redacted]

1

APPLICATION FOR REINSURANCE

☐ Trial	☐ Facultative: Please send approval		☐ Facultative Obligatory	☐ Automatic
☐ Joint Life	☐ YRT	☐ Other	☐ Self Administered	☐ Age Last
☐ Single Life	☐ COINS	☐ MRT	☐ Individual Cession	☐ Age Nearest

	Last Name	First Name	M.I.	Date of Birth	Sex	Age
LIFE #1
LIFE #2

	Smoker/Non	State of Birth		State of Res.	Occupation	SS #
#1
#2

ACCIDENTAL DEATH
	LIFE #1	LIFE #2	Premium Waiver	LIFE #1	LIFE #2	Plan Name*
Previous Ins. in force of which we retain
Rating, if substandard
Insurance now applied for or which we will retain	[Redacted]
Rating, if substandard
Reinsurance requested

*If this is a new plan, make sure you furnish us full plan details.

This cession represents:	☐ New Business	☐ Term Conversion	☐ Guaranteed Insurability Option	☐ Amended Cession

If Amendment: Reason		Effective Date
Original Policy No.	Date of Original Policy	Valuation Basis

PREMIUM WAIVER REINSURANCE	ACCIDENTAL DEATH REINSURANCE

Rider Form No.
Age Expiry	Rider Form No.
Premium to be Waived	Age Expiry
Premium for Waiver Benefit

DATED AT	CEDING COMPANY	DATE	BY

Other Comments:

Reinsurer:

This application is accepted and reinsurance is granted by the Reinsurer subject to all the terms, conditions and limitations of the reinsurance treaty and this application.

This	day of	19
Authorized Signature
Reinsurance Agreement No.

RE- 16-99

NOTIFICATION FOR REINSURANCE

☐ Trial	☐ Facultative: Please send approval		☐ Facultative Obligatory	☐ Automatic
☐ Joint Life	☐ YRT	☐ Other	☐ Self Administered	☐ Age Last
☐ Single Life	☐ COINS	☐ MRT	☐ Individual Cession	☐ Age Nearest

	Last Name	First Name	M.I.	Date of Birth	Sex	Age
LIFE #1
LIFE #2

	Smoker/Non	State of Birth		State of Res.	Occupation	SS #
#1
#2

ACCIDENTAL DEATH
	LIFE #1	LIFE #2	Premium Waiver	LIFE #1	LIFE #2	Plan Name*
Previous Ins. in force of which we retain
Rating, if substandard
Insurance now applied for or which we will retain	[Redacted]
Rating, if substandard
Reinsurance requested

*If this is a new plan, make sure you furnish us full plan details.

This cession represents:	☐ New Business	☐ Term Conversion	☐ Guaranteed Insurability Option	☐ Amended Cession

If Amendment: Reason		Effective Date
Original Policy No.	Date of Original Policy	Valuation Basis

PREMIUM WAIVER REINSURANCE	ACCIDENTAL DEATH REINSURANCE

Rider Form No.
Age Expiry	Rider Form No.
Premium to be Waived	Age Expiry
Premium for Waiver Benefit

DATED AT	CEDING COMPANY	DATE	BY

Other Comments:

Reinsurer:

This application is accepted and reinsurance is granted by the Reinsurer subject to all the terms, conditions and limitations of the reinsurance treaty and this application.

This	day of	19
Authorized Signature
Reinsurance Agreement No.

RE- 16-99